UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 2, 2018
Date of Report (Date of earliest event reported)

REGI U.S., INC.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

7520 N. Market St. Suite 10, Spokane, WA	99217
(Address of Principal Executive Offices)	(Zip Code)

(509) 474-1040
Registrant’s telephone number, including area code

NA

(Former Name or former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 31, 2018, MaloneBailey, LLP of Houston, Texas (“MaloneBailey”) was dismissed as REGI U.S., Inc. (the Company”)’s independent registered public accounting firm.

During the most recent fiscal years ended April 30, 2017 and April 30, 2016, MaloneBailey’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10K’s for the years ended April 30, 2017 and April 30, 2016 included a going concern qualification.

During the periods referred to above, (i) there were no disagreements between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of MaloneBailey would have caused MaloneBailey to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On February 2, 2018, the Company provided MaloneBailey with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that MaloneBailey furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated February 2, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On January 31, 2018, the Company engaged FRUCI & ASSOCIATES II, PLLC of Spokane, WA (“Fruci”) as its independent registered public accounting firm for the Company’s quarter ending January 31, 2018. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on January 28, 2018.

During the periods referred to above, the Company has not consulted with Fruci regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document Description

16.1	Letter from MaloneBailey, LLP dated February 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., Inc.

Date: February 2, 2018	By:	/s/ “Paul Chute”
Paul Chute Chief Executive Officer